                                                                       Exhibit 4

                                     NABI

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Registration Rights Agreement") is entered into as of the 11/th/ day of July, 2000, by and among Nabi, a Delaware corporation (the "Company"), and the purchasers of shares of common stock of the Company (the "Common Shares") who are identified as "Investors" in that certain Common Shares Purchase Agreement of even date herewith (the "Purchase Agreement") and whose signatures appear on the execution pages hereof. The purchasers of the Common Shares shall be referred to hereinafter as the "Investors" and each individually as an "Investor."

                                   Recitals

     Whereas, the Company proposes to sell the Common Shares pursuant to the Purchase Agreement;

     Whereas, as a condition of entering into the Purchase Agreement, the Investors have requested that the Company extend to them certain registration rights and other rights as set forth below; and

     Whereas, as a condition of the Offering, the Company has agreed to file a registration statement with the Securities and Exchange Commission relating to the Common Shares sold pursuant to the terms of Purchase Agreement.

     Now, Therefore, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Registration Rights Agreement and in the Purchase Agreement, the parties mutually agree as follows:

1.   Definitions

     As used in this Registration Rights Agreement the following terms shall have the following respective meanings:

     "Closing" has the meaning ascribed thereto under the Purchase Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     "Holder" means any Investor or assignee permitted in accordance with 5.3 hereof owning of record Registrable Securities that have not been sold to the public.

     "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

     "Registrable Securities" means the Common Shares and any shares of capital stock issued or issuable from time to time, as a distribution on or in exchange for or otherwise with respect to any of the foregoing.

     "Registration Statement" means any registration statement of the Company that covers the Common Shares pursuant to the provisions of this Registration Rights Agreement, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference or deemed to be incorporated by reference therein.

     "SEC" or "Commission" means the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

2.   Registration of Common Shares

     2.1 Registration Statement. As soon as practicable following the Closing but in any event within ten business days after the Closing, the Company shall prepare and file with the Commission a Registration Statement on Form S-3 pursuant to Rule 415 under the Securities Act. In addition, the Company shall:

          (a) Use its reasonable best efforts to cause such Registration Statement to become effective at the earliest possible time and to keep such Registration Statement continuously effective for a period of two years following the date on which the Registration Statement becomes effective under the Securities Act, or such shorter period ending on the earlier of (i) when all Registrable Securities covered by the Registration Statement have been sold or
(ii) when all Registrable Securities covered by the Registration Statement may be sold without registration under the Securities Act pursuant to the exemptions provided by Rule 144 under the Securities Act (and are not restricted as to volume) (the "Registration Period"), subject to the provisions of Section 2.3.

          (b) Prepare and file with the SEC such pre-effective and post-effective amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to cause the Registration Statement to become effective, to keep the Registration Statement continuously effective during the Registration Period and not misleading, and as may otherwise be required or applicable under, and to comply with the provisions of, the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the Registration Period.

          (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, and each amendment or supplement thereto, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be necessary to permit the sale of the Registrable Securities, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or subject itself to taxation or to file a general consent to service of process in any such jurisdictions.

          (e) Notify promptly the Holders of Registrable Securities to be sold, (and in the case of (i)(A) in no event less than two business days prior to such filing) and (if requested by any such person) confirm such notice in writing,
(i)(A) when a prospectus or any prospectus supplement or post-effective amendment is proposed to be filed, and, (B) with respect to a Registration Statement or any post-effective amendment, when the same has become effective,
(ii) of any request by the SEC or any federal or state governmental authority for amendments or supplements to a Registration Statement or related prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (f) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

          (g) If requested by the holders of a majority of the Registrable Securities being sold in connection with such offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the holders reasonably request should be included therein regarding such holders or the plan of distribution of the Registrable Securities, and (ii) make all required filings of the prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of such matters to be incorporated in such prospectus supplement or post-effective amendment: provided, however, that the Company shall not be required to take any action pursuant to this Section 2.1(g) that would, in the opinion of outside counsel for the Company, violate applicable law.

          (h) Upon the occurrence of any event contemplated by Section 2.1(e)(v), as promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to each Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (i) Use its reasonable best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on each securities exchange or automated quotation system, if any, on which similar securities issued by the Company are then listed.

     2.2 Seller Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Registration Rights Agreement with respect to Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of disposition as the Company may from time to time reasonably request; provided that such information shall be used only in connection with such registration.

          If the Registration Statement refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall promptly (i) notify the Company and its counsel of the existence of any fact of which such Holder becomes aware and the happening of any event which relates to Holder or the distribution of the securities owned by such Holder which results in the Registration Statement containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading, or the Prospectus included in such Registration Statement containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in light of the circumstances under which they were made, not misleading, and (ii) provide to the Company such information which relates to Holder or the distribution of the securities owned by such Holder as shall be necessary to enable the Company to prepare a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other documents required so that such Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     2.3 Notice to Discontinue. Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.1(e)(ii) through (v), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 2.1(h) and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Registration Rights Agreement by the number of days in excess of ten
(10) business days during the period from and including the date of the giving of such notice pursuant to Section 2.1(e) to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus.

     2.4 Expenses of Registration. Except only as specifically provided herein, all expenses incident to the performance of compliance with this Registration Rights Agreement by the Company shall be borne by the Company, regardless of whether the Registration Statement becomes effective, including, without limitation, (i) all registration and filing fees and expenses (including filings made with the National Association of Securities Dealers ("NASD"), if applicable); (ii) fees and expenses (including fees and expenses of counsel) of compliance with federal securities and state Blue Sky and other Canadian, provincial or other securities laws; (iii) expenses of printing, messenger and delivery services, duplication, word processing and telephone incurred by the Company (but not by the holders of Registrable Securities); (iv) fees and disbursements of counsel for the Company; (v) all application and filing fees in connection with listing Common Shares on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance). The Company will, in any event, bear its own internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company. All underwriting discounts and commissions relating to the Registrable Securities and the fees and disbursements of counsel for the selling Holders shall be borne and paid by the selling Holders of such Registrable Securities.

     2.5  Indemnification.

          (a) Indemnification by Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendments or supplements thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (including any preliminary, final or summary prospectus, amendment or supplement thereto) included in such Registration Statement or any omission or alleged omission to state a material fact required to be stated therein or necessary to make any statement therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by the Registration Statement; provided, however, that the Company will not be liable for indemnification in any such case to the extent (and only to the extent) that any losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact so made in reliance upon and in conformity with written information furnished to the Company by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration. The Company will pay to each such Holder, partner, officer, director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action promptly as incurred.

          (b) Indemnification by Holder of Registrable Securities. To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, agents and each person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, agent or controlling person may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, agent, controlling person or other person in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that in no event shall any indemnity under this Section 2.5(b) exceed the dollar amount of net proceeds from the offering received by such Holder.

          (c) Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under this Section 2.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 2.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable judgment of any such indemnified party, based upon advice of counsel, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified party; provided, however, that the indemnified party shall be entitled to elect only one counsel at the expense of the indemnifying party and such counsel shall be reasonably acceptable to the indemnifying party). The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if it is finally determined in a court of competent jurisdiction (which determination is not subject to appeal) that such failure is materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 2.5. No indemnifying party shall be liable for any settlement of any claim or action effected without its written consent.

          (d)  Contribution. If the indemnification provided for in this Section
2.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the dollar amount of net proceeds from the offering received by such Holder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation within the meaning of such Section 11(f).

          (e) Survival; Settlement. The obligations of the Company and Holders under this Section 2.5 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Registration Rights Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

3.   Rule 144

     The Company covenants that it will use its reasonable best efforts to file in a timely manner the reports required to be filed by it (if so required) under the Securities Act and the Exchange Act and the Rules and Regulations adopted by the SEC thereunder and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements.

4.   Liquidated Damages

          (a) The Company acknowledges and agrees that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if the Company fails to fulfill certain of its obligations hereunder. Accordingly, if (i) the Registration Statement has not been filed with the Commission within 15 business days after the Closing, or (ii) the Registration Statement is declared effective but shall thereafter cease to be effective without being succeeded within 30 days by any additional Registration Statement filed within 30 days after the prior Registration Statement has ceased to be effective (each such event referred to in clauses (i) and (ii), a "Registration Default"), the Company agrees to pay liquidated damages to each Holder of Registrable Securities, during the week immediately following the occurrence of such Registration Default in an amount equal to $.024 per week (or partial week) per Common Share of Registrable Securities held by such Holder. All accrued liquidated damages shall be paid to Holders by wire transfer of immediately available funds or by federal funds check by the Company. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease to accrue.

          (b) All of the obligations of the Company set forth in this Section 4 that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

5.   Miscellaneous

     5.1 Governing Law. This Registration Rights Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

     5.2 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby.

     5.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each Permitted Assignee of Registrable Securities from time to time. A "Permitted Assignee" shall mean
(i) with respect to any Investor, any other person directly or indirectly controlling or controlled by or under direct or indirect, common control with such Investor, (ii) the spouse, sibling, child, step-child, grandchild, niece, nephew or parent of the Investor, or the spouse thereof, and (iii) any transferee or assignee of not less than 50,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, and the like).

     5.4 Entire Agreement. This Registration Rights Agreement, including any exhibits hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     5.5 Severability. In case any provision of this Registration Rights Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     5.6 Amendment and Waiver. The provisions of this Registration Rights Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority of the then outstanding Registrable Securities; provided, however, that Sections 2.1 and 2.5 shall not be amended, modified or supplemented, and waivers or consents to departures from this proviso may not be given, unless the Company has obtained the written consent of each Holder of the then outstanding Registrable Securities.

     5.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Registration Rights Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Registration Rights Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Registration Rights Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Registration Rights Agreement.

     5.8 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) upon receipt when sent by first-class registered or certified mail, return receipt requested, postage prepaid, or (d) upon receipt after deposit with a nationally recognized overnight express courier, postage prepaid, specifying next day delivery with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth below or at such other address as such party may designate by ten (10) days advance written notice to the Company. All communications shall be addressed as follows:

if to the Company, to:

          Nabi

          5800 Park of Commerce Boulevard N.W.
          Boca Raton, FL 33487
          Telephone: 561/989-5800
          Facsimile: 561/989-5890
          Attention: Chief Executive Officer

          with a copy so mailed to:

          Nutter, McClennen & Fish, LLP

          One International Place
          Boston, MA 02110-2699
          Telephone: 617/439-2595
          Facsimile: 617/310-9595
          Attention: Constantine Alexander, Esq.

          If to the Investors, at the address as set forth on the Counterpart Execution Page of this Registration Rights Agreement,

          with a copy so mailed to:

          Roth Capital Partners

          4350 La Jolla Village Drive, Suite 220
          San Diego, CA 92122
          Telephone: 858/678-3064
          Facsimile: 858/558-1522
          Attention: Managing Director

     5.9 Titles and Subtitles. The titles of the sections and subsections of this Registration Rights Agreement are for convenience of reference only and are not to be considered in construing this Registration Rights Agreement.

     5.10 Counterparts. This Registration Rights Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed and delivered as of the day and year first above written.

                                        Nabi
                                        a Delaware corporation


                                        By:____________________
                                        Name:_________________
                                        Title:________________

                         Registration Rights Agreement
                          Counterpart Execution Page


     By signing below, the undersigned agrees to the terms of the NABI Registration Rights Agreement.

                                   INVESTOR:


                                   _____________________________________
                                   Name as it appears on stock certificate


                                   By:____________________________________
                                   Name: __________________________________
                                   Title: __________________________________
                                   Address: ________________________________
                                   _________________________________________
                                   Facsimile: ______________________________

                                                                      Appendix I


                                     NABI
                     REGISTRATION STATEMENT QUESTIONNAIRE

     In connection with the preparation of the Registration Statement, please provide us with the following information:

     1. Please state your or your organization's name exactly as it should appear in the Registration Statement:

                 ____________________________________________

     2.   Please provide the following information, as of ___________, 2000:

----------------------------------------------------------------------------------------
 Number of Common Shares that you are        Number of Common Shares that you already
 purchasing and seek to include in the       beneficially own or that you are
 Registration Statement:                     purchasing and do NOT seek to include in
                                             the Registration Statement:
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

     3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates other than as disclosed in the Proxy Statement in connection with the Company's 1999 Annual Meeting of Shareholders?
                           Yes ___            No ___

     If yes, please indicate the nature of any such relationships: _____________
________________________________________________________________________
                                              INVESTOR:

                                       ______________________________

                                       By:___________________________
                                       Print Name:___________________
                                       Title:________________________

The foregoing constitutes the only information furnished to the Company for the purpose of Section 2.5(b) of the Registration Rights Agreement.